Exhibit 99.4

Frequently Asked Questions

On December 19, 2013, we entered into a definitive agreement under which Sycamore Partners will acquire The Jones Group for $15 per share in cash.  The transaction is currently expected to close in the second quarter of 2014 at which time The Jones Group will become a privately held company.  It remains business as usual at The Jones Group.  All of us should remain focused on delivering the high-quality, exceptional products our customers have come to expect from us.

Who is Sycamore Partners?

Sycamore Partners is a private equity firm based in New York specializing in consumer and retail investments.  The firm has more than $1 billion in capital under management.  The founders of Sycamore Partners have a long history of partnering with management teams to improve the operating profitability and strategic value of their businesses.  They work with companies they believe have strong growth potential and they provide the capital and outside expertise they need to succeed.

Why was the Jones Group sold?

Our Board of Directors believes that this sale delivers immediate and compelling value to our shareholders and is a positive move for all of our stakeholders.  As a private company, we believe we will have the flexibility to help our brands reach their true potential.

What do the new owners know about Jones?

Sycamore Partners specializes in consumer and retail companies.  Through this process, Sycamore Partners has become very knowledgeable about our company and operations.  They believe we have an outstanding portfolio of brands and recognize the many accomplishments of our associates.  They also believe that as a private company we will have the flexibility to grow our brands and reach our true potential more efficiently and more quickly.

Will the Company change its name?  What will the name of the company (companies) be?

There are no announced plans to change the name of the Company at this time.

Will there be a restructure that involves layoffs:  if so, when will we know?

It is premature to speculate on this.  Sycamore Partners will work with our management team and we will continue in our efforts to become more efficient and improve the Company’s profitability.  We are always looking at ways to restructure and become more efficient, as well as continue to deliver exceptional products.

Will the new owners completely shut down any of our locations / distribution centers?

We are not aware of any shut down plans at this time.  We will be assessing our locations and needs as always, and will implement our operational strategies going forward.

What if I don’t want to work for the new company?  Will I be eligible for severance?

You are an associate at will, and you may choose to leave at any time without severance or other termination benefits.

Associates who are terminated are eligible for severance in accordance with the terms of our current severance plan.  Associates with a current associate contract who choose to voluntarily leave will be held to the terms of their contract.

If I have an employment agreement, will the new company honor the employment agreement?

Yes, existing employment contracts will be honored.

How long will the new company honor our current severance plan?

The new company will offer our current severance plan for at least 12 months after the sale’s closing.

Will my salary / benefits stay the same with the new company?

We expect employee benefit and severance plans to remain unchanged for at least 12 months after the sale closing.  In addition, salaries will not be reduced for that same 12 month period.

What happens to the Jones Group Deferred Compensation Plan in the event of a change in control?

The assets in our deferred compensation are protected by a fully funded Rabbi Trust.  The acquiring company may choose to keep the plan in place or to terminate, suspend or amend the plan.  In the event of a plan termination participants will be paid out in accordance with the requirements of the applicable Treasury Regulations.  No amendment, termination or suspension of the plan will affect a Participant’s right to receive amounts previously deferred under the plan.

Will we still get raises in 2014?

We will continue to award salary increases in accordance with our normal practices.

Will we get bonuses for 2013?

We will pay bonuses in accordance with our normal practices under the various bonus plans in place.  In fact, many bonuses have already been paid.

Will my length of service/hire date be grandfathered?

Associates’ length of service will be grandfathered.

What happens to my stock?

Unvested restricted shares will be vested and paid through payroll, subject to normal withholding taxes, at $15 per share.  JNY shares owned outright in a brokerage account will be redeemed at $15 per share.  Instructions on how to do this will be forthcoming prior to the deal closing.

What do I do if I am contacted by media? Shareholders? Other third parties?

It is important that the company continues to speak with one voice.  Any inquiries – media, investor or otherwise – should be forwarded to John McClain at 212-703-9189 or JMcClain@jny.com.

Are customers being informed of this transaction?  What should I tell customers?

We value our customer and business partner relationships and are communicating with these important stakeholder groups, just as we are communicating with associates.  You should communicate to customers that it is business as usual at The Jones Group and all of us remain focused on delivering the high-quality, exceptional products our customers have come to expect from us.

Our Board of Directors believes that this transaction is a positive move for all of our stakeholders.  As a private company, we believe we will have the flexibility to help our brands reach their true potential.

Cautionary Statement Regarding Forward-Looking Statements
Statements about the expected timing, completion and effects of the proposed merger, and all other statements made in this communication that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words.  Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those suggested by the projected results in such forward-looking statements.  Such risks and uncertainties include, among others:  any conditions imposed on the parties in connection with the consummation of the transactions described herein; approval of the merger by the Company’s shareholders (or the failure to obtain such approval); the ability to obtain regulatory approvals of the merger and the other transactions contemplated by the merger agreement on the proposed terms and schedule; the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 22, 2013, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions.

The Company believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations.  Any or all of the Company’s forward-looking statements may turn out to be wrong.  They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond the Company’s control.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company.  In connection with the proposed merger, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form.  BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to The Jones Group Inc. Investor Relations at 1411 Broadway, New York, NY 10018, telephone number (212) 703-9819, or from the Company’s website, www.jonesgroupinc.com.

Certain Information Concerning Participants
The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on May 15, 2013.  Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.  Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.